SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               FORM 8-K/A NO. 1

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                              September 20, 1996





                   TF FINANCIAL CORPORATION
      ------------------------------------------------------
      (Exact name of Registrant as specified in its Charter)



         Delaware                  0-24168           742705050
----------------------------    --------------     --------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)


3 Penns Trail, Newtown, Pennsylvania                   18940
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(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (215) 579-4000
                                                    --------------




                         Not Applicable
   -------------------------------------------------------------
   (Former name or former address, if changed since last Report)


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                           TF FINANCIAL CORPORATION

                     INFORMATION TO BE INCLUDED IN REPORT


Items 2.  Acquisition or Disposition of Assets.

      On September 20, 1996, effective at the close of business, Third Federal Savings Bank (the "Bank"), the wholly-owned banking subsidiary of TF Financial Corporation (the "Registrant"), acquired certain assets and assumed certain liabilities of three branch offices of Cenlar Federal Savings Bank, Trenton, New Jersey ("Cenlar"), a Federally-chartered savings association, pursuant to a Branch Purchase and Deposit Assumption Agreement (the "Agreement") between the Bank and Cenlar dated June 7, 1996. This acquisition was the subject of the Current Report on Form 8-K dated June 7, 1996, previously filed by the Registrant with the Commission and amended hereby.

      In this purchase and assumption transaction, the Bank assumed approximately $143 million in deposits (including accrued interest), and acquired certain assets consisting principally of owned real estate (branches), banking equipment, and deposit- related loans in the principal amount of approximately $160,026. The Bank assumed the real estate leases for the leased branch.

      In accordance with the Agreement, Cenlar paid cash to the Bank equal to the amount of the deposits (including accrued interest) assumed, net of a $9.3 million deposit premium which forms the consideration for the transaction. Additionally, the Bank paid approximately $1.3 million to Cenlar for the owned real estate, banking equipment and other assets purchased. The Bank's source of funds was cash on hand. The purchase price was determined through negotiation with Cenlar. The acquisition was accounted for under the purchase method of accounting.

      Subsequent to the acquisition, the acquired branches are being operated by the Bank as branch banking offices used in its banking business. As the result of this acquisition, the Bank currently operates eleven branch offices in Bucks and Philadelphia counties, Pennsylvania and three branch offices in Mercer County, New Jersey. This acquisition is consistent with the Registrant's strategic goal of growing its market share within its market area and reaching into adjacent market areas, through low-cost, fill-in or market- extension acquisitions.

      Although the assets acquired consisted principally of cash, the approximate $9.6 million of core deposit intangible and goodwill will change the Registrant's risk-based capital ratios and leverage ratio. Assuming the transaction had been consummated at June 30, 1996, the effect of the transaction on the Registrant's capital ratios was as follows: (1) Tangible and core capital ratios were reduced from 11.0% to 7.3%; and (2) Total risk-based capital ratio was reduced from 25.6% to 18.6%. All ratios remain above the levels necessary for the Registrant to be considered "well capitalized" under applicable regulations.


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



      The acquisition of the Cenlar branches improved the liquidity of the Registrant and the Bank due to the fact that $127.1 million of cash was received. While a portion of this cash was used to pay down short term borrowings and purchased federal funds, most of the cash was invested in short term investment securities pending deployment by the Bank into earning assets in the ordinary course of operating its banking business.

      Management of the Registrant is unable to predict with any certainty the impact of the branch acquisition on the Registrant's future financial results. Although management believes there are opportunities to reduce noninterest expense through operational and administrative synergies and to achieve lower funding costs, there will also be systems conversion costs, marketing campaign expenses, and expenses of revamping certain acquired branches. Further, management will be challenged to effectively and profitably deploy the $127.1 million of cash received in the transaction into earning assets, principally loans. A core deposit intangible and goodwill of approximately $9.6 million resulting from the branch acquisition will be amortized over a period of time ranging up to 15 years.

Item 7.  Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

      The audited statement of assets acquired and liabilities assumed, and related notes thereto, is incorporated herein by reference to Exhibit 99.2 hereto. Statements of income and cash flows are not available to the Registrant without unreasonable effort and expense and, pursuant to SEC Rule 12b-21, are not included herein. Further, due to the insufficient continuity of the acquired branches' operations prior to and after the acquisition, including the lending and investment activities of the acquired branches, statements of income and cash flows are not relevant and are not applicable. Management's Discussion and Analysis of Financial Condition and Results of Operations as of June 30, 1996, is also incorporated herein by reference to Exhibit 99.2 hereto.

(b)   Pro forma financial information.

      An unaudited pro forma combined condensed balance sheet as of June 30, 1996, and unaudited pro forma combined condensed statements of income for the six months ended June 30, 1996, and for the fiscal year ended December 31, 1995, are incorporated herein by reference to Exhibit 99.3 hereto. The unaudited pro forma combined condensed balance sheet reflects the historical balance sheet of the Registrant as of June 30, 1996, and the assets acquired and liabilities assumed as of September 20, 1996, after giving effect to the acquisition on a purchase accounting basis as if it had occurred on June 30, 1996. The unaudited pro forma combined condensed statements of income reflect the historical statements of income of the Registrant and the results of operations of the assets acquired and the liabilities assumed (based on the assumptions set forth in the notes thereto), after

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



giving effect to the acquisition on a purchase accounting basis as if it had occurred at the beginning of the reporting periods.

      The pro forma financial information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated on June 30, 1996, or at the beginning of the periods presented, and is not indicative of future results. The pro forma financial information should be read in conjunction with the audited financial statements and the notes thereto of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and the unaudited interim financial statements and the notes thereto of the Registrant included in the Registrant's Quarterly Reports on Form 10-Q for the first and second quarters of 1996, each of which has been previously filed with the Commission. Management of the Registrant believes that such unaudited quarterly financial information incudes all adjustments (which consist solely of recurring accruals) necessary for a fair presentation of such results for such interim period. Results presented for the interim period are not necessarily indicative of results that may be expected for any other interim period of for the full year.

(c)   Exhibits.

      2.1 - Agreement dated June 7, 1996, between the Bank and Cenlar,  relating
to  Cenlar  branches.   (Incorporated  by  reference  to  Exhibit  99.1  to  the
Registrant's Current Report on Form 8-K dated June 7, 1996).

      2.3   -  Consent of Grant Thornton.*

      99.1 - Press Release dated June 7, 1996, of TF Financial Corporation (Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report in Form 8-K, dated June 7, 1996).

      99.2 - Statement of Assets Acquired and Liabilities Assumed as of September 20, 1996, related notes thereto, report of independent certified public accountants thereon, and Management's Discussion and Analysis of Financial Condition and Results of Operations.*

      99.3  -  Pro Forma Financial Information.*

      99.4 - Press Release dated September 23, 1996, of TF Financial Corporation announcing consummation of Cenlar branch acquisition.

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* At the time of the  filing of this  report,  it is  impracticable  to file the required financial statements. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed within 60 after the date in which this report is filed.


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




                                  EXHIBIT INDEX

Exhibit Number               Description                                 Page
--------------               -----------                                 ----


   2.1 Agreement dated June 7, 1996 between the Bank and Cenlar relating to Cenlar branches. (Incorporated by reference
             99.1 to the Registrant's Current Report on Form 8-K dated June 7, 1996.

   23        Consent of Grant Thornton.*

   99.1      Press   Release   dated  June  7,  1996,  of  Registrant
             (Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated
             June 7, 1996).

   99.2 Statement of Assets Acquired and Liabilities Assumed as of September 20, 1996, related notes thereto, report of independent certified public accountants thereon, and Management's Discussion and Analysis of Financial Condition and Results of Operations.*

   99.3      Pro Forma Financial Information.*

   99.4 Press Release dated September 23, 1996, of TF Financial Corporation announcing consummation of Cenlar branch acquisition.

----------
* At the time of the filing of this report, it is impracticable to file the required financial statements. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed within 60 days after the date in which this report is filed.


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




                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                TF FINANCIAL CORPORATION



Date:  October 2, 1996                          By: /s/ John R. Stranford
      -----------------                             ---------------------
                                                    John R. Stranford
                                                    President and Chief
                                                    Executive Officer






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